Exhibit 99.1
Press Release
AdCare Health Systems, Inc. Reports 2007 Second Quarter Earnings
Results, Continues to Reduce Losses
Tuesday, August 14th, 2007
Springfield, Ohio August 14th, 2007 /PRNewswire-FirstCall —AdCare Health Systems, Inc. (Amex:ADK), an Ohio based long term care, home care and management company, today reported financial results for its second quarter of 2007.
Revenues for the quarter ended June 30th, 2007 were $5,872,377 as compared to $5,567,582 for the same quarter in 2006, an increase of $304,795, or 5.5%. The increase was mostly due to improved occupancy at our properties and an increase in visits made by our nurses and care givers at our home health care division.
The loss before discontinued operations for the quarter ended June 30th, 2007 was $202,309 as compared to a loss of $591,736 for the quarter ended June 30th, 2006, an improvement of $389,427. The improvement was due to increased occupancy at our assisted living properties, more visits made by our staff at our home health care division and lower interest expense as a result of all the expenses related to the mezzanine financing in 2005 being fully recognized in 2006. Basic and diluted net loss per share for the quarter ended June 30th, 2007 was $0.05 as compared to a basis and diluted net loss per share of $0.32 for the quarter ended June 30th, 2006, an improvement of $0.27 per share.
“I am pleased that AdCare is making progress and continuing to reduce its losses in 2007,” commented David A. Tenwick, Chairman of AdCare. “For the second quarter of 2007, our net loss was reduced by $409,898 to $212,880, an improvement of 64% as compared to the same period last year. And for the first six months of 2007, our net loss was reduced by $930,205 to $347,657, an improvement of 73% as compared to the same period last year. Although much of that improvement was due to the elimination of the expenses of the bridge financing done in the third quarter of 2005 that helped us go public in November of 2006, AdCare continues to see improvement in the occupancy of its assisted living properties and the growth of its revenue base at its home health care division. Another factor that needs to be considered is that, as a public company, we now have additional expenses to budget for that we did not have last year.” Mr. Tenwick further stated “While we do not make earnings projections, we are not satisfied with a loss and I look for continued improvement for the second half of 2007. We are in the process of refinancing some of our properties to improve cash flow, and continue to look for suitable acquisitions and new management contracts to expand operations and further the growth of the Company.”
The Company, as part of its business plan, has an investment banking agreement with Capital City Partners to look for acquisitions in the health care industry that would be an appropriate fit for AdCare. In connection with the announcement of AdCare’s definitive merger agreement with Family Home Health Services on June 6, 2007, AdCare is in the process of doing its due diligence and the drafting of a Form S-4 registration statement which will include a joint proxy statement/prospectus of AdCare and Family and other relevant materials related to the proposed transaction to be filed with the SEC.
AdCare Health Systems, Inc. will host a conference call on Tuesday, August 14th, 2007 at 4:15 PM EST. The dial-in number is 1-800-257-7063
About AdCare Health Systems, Inc.
AdCare Health Systems, Inc. (Amex: ADK) develops, owns and manages assisted living facilities, nursing homes and retirement communities and provides home health care services. Prior to becoming a publicly traded company in November of 2006, AdCare operated as a private company for 18 years. AdCare’s 850 employees provide high-quality care for patients and residents residing in the 15 facilities that they manage, seven of which are assisted living facilities, six skilled nursing centers and two independent senior living communities. The Company has ownership interests in seven of those facilities. In the ever expanding marketplace of long term care, AdCare’s mission is to provide quality healthcare services to the elderly.
Investor Relations website: http://www.b2i.us/irpass.asp?BzID=1540&to=ea&s=0
Safe Harbor Statement

Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of federal law. Such forward-looking statements reflect management’s beliefs and assumptions and are based on information currently available to management. The forward-looking statements involve known and unknown risks, results, performance or achievements of the Company to differ materially from those expressed or implied in such statements. Such factors are identified in the public filings made by the Company with the Securities and Exchange Commission and include the Company’s ability to secure lines of credit and/or an acquisition credit facility, find suitable acquisition properties at favorable terms, changes in the health care industry because of political and economic influences, changes in regulations governing the industry, changes in reimbursement levels including those under the Medicare and Medicaid programs and changes in the competitive marketplace. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.
Contact:

David Tenwick
Chairman of the Board
+1-937-964-8974
dat@adcarehealth.com
www.adcarehealth.com

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Current Assets:
Cash	$1,302,378	$2,136,414
Certificate of deposit, restricted	202,769	198,266
Accounts receivable:
Long-term care resident receivables, net	2,081,163	1,949,745
Management, consulting and development receivables, net	217,794	254,321
Advances and receivables from affiliates	27,631	35,897
Assets of discontinued operations	5,933	4,677
Prepaid expenses and other	605,478	337,638

Total current assets	4,443,146	4,916,958

Restricted Cash	906,693	914,941
Property and Equipment, Net	13,977,909	13,750,870
Note Receivable, Net	239,413	257,413
License, Net	1,189,306	1,189,306
Goodwill	2,638,193	2,638,193
Assets of Discontinued Operations, Net of Current Portion	859,428	880,430
Other Assets	848,103	838,283

Total assets	$25,102,191	$25,386,394

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current portion of notes payable and other debt	$766,835	$744,131
Current portion of note payable to stockholder	9,466	828,344
Accounts payable and accrued expenses	3,739,382	3,804,590
Liabilities of discontinued operations	21,525	22,177

Total current liabilities	4,537,208	5,399,242

Notes Payable and Other Debt, Net of Current Portion	12,743,748	12,909,162
Note Payable to Stockholder, Net of Current Portion	814,232	—
Other Liabilities	293,104	262,597
Forward Purchase Contract	900,000	900,000
Liabilities of Discontinued Operations	854,342	848,394
Minority Interest in Equity of Consolidated Entities	224,267	160,259

Total liabilities	20,366,901	20,479,654

Stockholders’ equity:
Preferred stock, no par value; 500,000 shares authorized; no shares issued or outstanding	—	—
Common stock and additional paid-in capital, no par value; 14,500,000 shares authorized; 3,786,129 and 3,778,129 shares issued and outstanding	14,033,373	13,857,166
Accumulated deficit	(9,298,083)	(8,950,426)

Total stockholders’ equity	4,735,290	4,906,740

Total liabilities and stockholders’ equity	$25,102,191	$25,386,394

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three-Months Ended		Six-Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Revenues:
Patient care revenues	$5,457,475	$5,159,850	$10,824,117	$10,125,515
Management, consulting and development fee revenue	414,902	407,732	872,609	837,673

Total revenue	5,872,377	5,567,582	11,696,726	10,963,188

Expenses:
Payroll and related payroll costs	3,653,871	3,476,800	7,342,447	6,999,432
Other operating expenses	1,924,627	1,859,647	3,704,381	3,511,837
Depreciation and amortization	237,093	198,597	409,283	372,544

Total expenses	5,815,591	5,535,044	11,456,111	10,883,813

Income from Continuing Operations	56,786	32,538	240,615	79,375

Other Income (Expense):
Interest income	16,728	430	33,308	2,448
Interest expense, others	(221,963)	(640,245)	(500,749)	(1,350,507)
Interest expense, related parties	(17,726)	(20,578)	(35,683)	(42,116)
Minority interest in (earnings) losses of consolidated entities	(36,134)	36,119	(64,008)	57,534

	(259,095)	(624,274)	(567,132)	(1,332,641)

Loss Before Discontinued Operations	(202,309)	(591,736)	(326,517)	(1,253,266)

Discontinued Operations:
Loss from discontinued operations	(10,571)	(31,042)	(21,140)	(24,596)

Net Loss	(212,880)	(622,778)	(347,657)	(1,277,862)

Net Loss Per Share, Basic and Diluted:
Continuing operations	$(0.05)	$(0.30)	$(0.09)	$(0.63)
Discontinued operations	0.00	(0.02)	0.00	(0.01)

	$(0.05)	$(0.32)	$(0.09)	$(0.64)

Weighted Average Common Shares Outstanding,
Basic	3,786,129	1,996,072	3,786,129	1,996,072

Diluted	3,786,129	1,996,072	3,786,129	1,996,072